UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 26, 2006, Scott D. Macdonald, Senior Vice President and Chief Accounting Officer of Adelphia Communications Corporation (the “Company”), informed the Company that he was resigning his employment with the Company effective October 6, 2006.  Also on September 26, 2006, the Company appointed Janet Dickinson to replace Mr. Macdonald as the Company’s Chief Accounting Officer effective October 6, 2006.

Prior to this appointment, from March 2003 to October 6, 2006, Ms. Dickinson served as the Company’s Vice President, External Reporting and Corporate Accounting.  Prior to joining the Company, she was the Senior Director of External Reporting at AT&T Broadband from March 1999 to February 2003.  Ms. Dickinson is a certified public accountant in the state of Texas and a member of the American Institute of Certified Public Accountants.

The Company’s employment agreement with Ms. Dickinson is for the period beginning August 1, 2006 and continuing through January 31, 2007 (the “E-KERP Period”) and provides for an annual base salary of $460,000 effective October 6, 2006.   The employment agreement provides that, subject to Ms. Dickinson’s continued employment through the E-KERP Period, she will be eligible to receive an aggregate bonus of $134,167 (the “E-KERP Bonus”).  The agreement also provides that if Ms. Dickinson is terminated without cause prior to the end of the E-KERP Period, she will be entitled to receive, on the date of termination, her aggregate E-KERP Bonus and her aggregate salary through the end of the E-KERP Period.  In the event Ms. Dickinson voluntarily terminates her employment or is terminated for cause, the employment agreement provides that she will forfeit any unpaid E-KERP Bonus upon such termination.  The agreement also provides that upon termination of Ms. Dickinson’s employment, she will be eligible for 12 months of COBRA coverage at the Company’s expense.  Pursuant to the agreement, Ms. Dickinson has agreed not to perform services for any regional bell operating company and any satellite company for at least 12 months following termination of employment for any reason without the Company’s express prior written approval.  The agreement also provides that Ms. Dickinson shall not divulge confidential information, shall not solicit Company customers or employees for at least 12 months following termination of employment for any reason and shall have no claim to the Company’s intellectual property rights.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company and its subsidiaries’ and affiliates’ expected sources and uses of cash, income tax positions, indemnification obligations and any post-closing purchase price adjustments related to the Company’s sale transactions with Time Warner NY Cable LLC and Comcast Corporation (the “Sale Transaction”), settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) and future course of the Company’s pending bankruptcy proceeding, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions, are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include the potential costs and impacts of the transactions and obligations associated with the Sale Transaction, whether and on what timetable a plan of reorganization under Chapter 11 of the Bankruptcy Code will be confirmed and consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the sale of the Company’s assets and those discussed under Item 1A, “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 and in the Company’s Second Disclosure Statement Supplement, filed with the Bankruptcy Court on September 27, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com.  Information contained on the Company’s Internet website is not incorporated by reference into this report.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2006	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary